EXECUTION

AMENDMENT NO. 4

TO

TRANSFER AGENCY AND SHAREHOLDER SERVICES AGREEMENT

This Amendment No. 4 to Transfer Agency and Shareholder Services Agreement (“Amendment No. 4”) is made as of the 1st day of November, 2022 (the “Effective Date”), is being entered into by and between BNY Mellon Investment Services (US) Inc. (“BNYM”) and each Pioneer Investment Company, as defined and listed on the signature page to this Agreement and to the extent applicable each Portfolio of each such Pioneer Investment Company as listed on Schedule B to the Current Agreement (as defined below).

BACKGROUND:

A.

BNYM and the Pioneer Investment Companies and their respective series previously entered into the Transfer Agency and Shareholder Services Agreement, dated January 19, 2021, Amendment No. 1 to Transfer Agency and Shareholder Services Agreement, dated as of October 12, 2021, and Amendment No. 2 to Transfer Agency and Shareholder Services Agreement, dated as of October 28, 2021, and Amendment No. 3 to Transfer Agency and Shareholder Services Agreement, dated as of November 19, 2021 (collectively, the “Current Agreement”).

TERMS:

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to the statements set forth above and as follows:

1.	Amendment of the Current Agreement. The Current Agreement is hereby amended as follows:

2.	Schedule B to the Agreement is hereby deleted in its entirety and replaced with Schedule B attached hereto.

3.	Remainder of Current Agreement. Except as specifically modified by this Amendment No. 4, all terms and conditions of the Current Agreement shall remain in full force and effect.

4.	Governing Law. The governing law provision of the Current Agreement shall be the governing law provision of this Amendment No. 4.

5.

Entire Agreement. This Amendment No. 4 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electric, between the parties with respect to the same subject matter.

Signatures; Counterparts. The parties expressly agree that this Amendment No. 4 may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment No. 4, by a manual signature on a copy of this Amendment No. 4 transmitted by facsimile transmission, by a manual signature on a copy of this Amendment No. 4 transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment No. 4 or of executed signature pages to counterparts of this Amendment, No. 4 in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment No. 4 and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment No. 4.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 4 to Transfer Agency and Services Agreement to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment No. 4 by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

EACH OF THE FUNDS OR SERIES IDENTIFIED ON SCHEDULE B

By:	/s/ Lisa M. Jones
Name: Lisa M. Jones
Title: President and Chief Executive Officer

THE BANK OF NEW YORK MELLON

By:	/s/ Gerard Connors
Name: Gerard Connors
Title: Vice President

SCHEDULE B

(Amended and Restated as of November 1, 2022)

This SCHEDULE B is Schedule B to that certain Transfer Agency and Shareholder Services Agreement, dated as of January 19, 2021, between BNY Mellon Investment Servicing (US) Inc. and the Investment Companies and Portfolios listed below.

Investment Company & Portfolios

OPEN-END INVESTMENT COMPANIES

Pioneer Asset Allocation Trust

Pioneer Solutions – Balanced Fund

Pioneer Bond Fund

Pioneer Bond Fund

Pioneer Core Trust I

Pioneer high Income Municipal Portfolio

Pioneer Equity Income Fund

Pioneer Equity Income Fund

Pioneer Fund

Pioneer Fund

Pioneer High Yield Fund

Pioneer High Yield Fund

Pioneer Mid Cap Value Fund

Pioneer Mid Cap Value Fund

Pioneer Money Market Trust

Pioneer U.S. Government Money Market Fund

Pioneer Real Estate Shares

Pioneer Real Estate Shares

Pioneer Series Trust II

Pioneer AMT-Free Municipal Fund

Pioneer Select Mid Cap Growth Fund

Pioneer Series Trust III

Pioneer Disciplined Value Fund

Pioneer Series Trust IV

Amundi Climate Transition Core Bond Fund

Pioneer Balanced ESG Fund

Pioneer Multi-Asset Income Fund

Pioneer Securitized Income Fund

Pioneer Series Trust V

Pioneer Global Sustainable Equity Fund (formerly Pioneer Global Equity Fund – Eff. Date 2/15/22)

Pioneer High Income Municipal Fund

Pioneer Series Trust VI

Pioneer Flexible Opportunities Fund

Pioneer Floating Rate Fund

Pioneer Series Trust VII

Pioneer CAT Bond Fund

Pioneer Global High Yield Fund

Pioneer Series Trust VIII

Pioneer International Equity Fund

Pioneer Series Trust X

Pioneer Corporate High Yield Fund

Pioneer Fundamental Growth Fund

Pioneer Multi-Asset Ultrashort Income Fund

Pioneer Series Trust XI

Pioneer Core Equity Fund

Pioneer Series Trust XII

Pioneer Disciplined Growth Fund

Pioneer MAP – High Income Municipal Fund

Pioneer Series Trust XIV

Pioneer Emerging Markets Equity Fund

Pioneer Global Sustainable Growth Fund

Pioneer Global Sustainable Value Fund

Pioneer Intrinsic Value Fund

Pioneer Strategic Income Fund

Pioneer Short Term Income Fund

Pioneer Short Term Income Fund

Pioneer Variable Contracts Trust

Pioneer Bond VCT Portfolio

Pioneer Equity Income VCT Portfolio

Pioneer Fund VCT Portfolio Pioneer

High Yield VCT Portfolio Pioneer Mid

Cap Value VCT Portfolio

Pioneer Real Estate Shares VCT Portfolio

Pioneer Select Mid Cap Growth VCT Portfolio

Pioneer Strategic Income VCT Portfolio

INTERVAL FUNDS

Pioneer ILS Bridge Fund

Pioneer ILS Interval Fund